UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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EXTERRAN HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Exterran Holdings Nominates Three New Directors to its Board

HOUSTON, Mar. 19, 2013 — Exterran Holdings, Inc. (NYSE: EXH) today announced that its Board of Directors has nominated D. Bradley Childers, President and Chief Executive Officer of Exterran Holdings, Inc., William M. Goodyear, Executive Chairman of the Board and retired Chief Executive Officer of Navigant Consulting, Inc., and John P. Ryan, retired President and Chief Executive Officer of Dresser, Inc., for election to the Exterran Holdings Board of Directors at the Company’s 2013 Annual Meeting of Stockholders on April 30, 2013. Uriel E. Dutton, who has served as a director since 2001, and William C. Pate, who has served as a director since 2007, will no longer serve on the Board after the 2013 Annual Meeting.

Exterran also announced that the Board has appointed Mark R. Sotir to become Executive Chairman of the Board and Gordon T. Hall to become Vice Chairman of the Board and lead independent director, each effective April 30, 2013.

“We are pleased about the nominations of Brad Childers, Bill Goodyear and John Ryan,” said Gordon Hall, Chairman of the Board. “Each of them brings different, but significant business experience and perspective, which we believe will enable them to make meaningful contributions to the Board.”

“Uriel Dutton and Bill Pate have been valued members of the Board, and on behalf of the entire Board of Directors, I thank them for their numerous contributions to Exterran,” said Mr. Hall.  “We will miss them both and wish them continued success.”

Mr. Hall continued, “I am proud of the significant progress that Exterran’s employees have made toward improving the Company’s performance. As Executive Vice Chairman of Exterran, Mark Sotir’s role on the Board and with the Company’s management team contributed to this progress.  The combination of this experience and knowledge of the Company with his prior experience in executive roles across a variety of industries make him well-qualified to assume the role of Executive Chairman.”

Mr. Sotir added, “This is an exciting time as Exterran continues focusing on growth opportunities for our products and services in global energy markets, as well as improving the profitability of our businesses to enhance our competitive position. I look forward to continuing to work with the Board and the management team as we seek to provide value-added solutions to our customers and improved returns to our stockholders.  On behalf of the Board, I also want to thank Gordon for his years of service as Chairman of Exterran.  Gordon will bring leadership and integrity to the lead independent director position.”

About D. Bradley Childers

Mr. Childers has served as President and Chief Executive Officer of Exterran Holdings, Inc. since December 2011, and as President, Chief Executive Officer and Chairman of the Board of Exterran GP LLC, the managing general partner of Exterran Partners, L.P., a master limited partnership in which Exterran Holdings owns an equity interest, since December 2011, after having served, since November 2011, as Interim President and Chief Executive Officer of Exterran Holdings and as Interim Chief Executive Officer and Chairman of the Board of Exterran GP LLC.  Prior to that time, Mr. Childers served as Senior Vice President of Exterran Holdings since 2007 and President, North America Operations since 2008.  He also served as Senior Vice President of Exterran GP LLC since 2006 and director of Exterran GP LLC since 2008. Mr. Childers joined Universal Compression Holdings, Inc. in 2002 and served in a number of leadership roles including Senior Vice President and President of Universal’s International Division prior to Universal’s merger with Hanover Compressor Company to form Exterran Holdings in 2007.  Before joining Universal in 2002, Mr. Childers held various positions with Occidental Petroleum Corporation.

About William M. Goodyear

Mr. Goodyear has served as Executive Chairman of the Board of Navigant Consulting since 2000, and served as Navigant’s Chief Executive Officer from 2000 to 2012. Prior to that time, he served as Chairman and Chief Executive Officer of Bank of America Illinois and was President of Bank of America’s Global Private Bank. From 1972 to 1999, Mr. Goodyear held a variety of assignments with Continental Bank, subsequently Bank of America.  During his tenure with Continental Bank, Mr. Goodyear was stationed in London for five years to manage the bank’s European and Asian Operations.  He was Vice Chairman and a member of the Board of Directors of Continental Bank prior to the 1994 merger between Continental Bank and BankAmerica Corporation. Mr. Goodyear is also a member of the Board of Trustees of the University of Notre Dame and is Vice Chairman of the Board and chairs the Finance Committee for the Rush University Medical Center in Chicago.

About John P. Ryan

Mr. Ryan served as President and Chief Executive Officer of Dresser, Inc. from 2007 until its acquisition by General Electric in 2011.  Mr. Ryan was President and Chief Operating Officer of Dresser, Inc. from 2004 to 2007 and served as President of Dresser Wayne from 1996 to 2004. Mr. Ryan previously served as a Vice President of Dresser Wayne since 1991, having joined the company in 1987.  Mr. Ryan currently serves as a director of Hudson Products, Inc. and as a member of the Board of Directors of The Village of Hope in Salisbury, Maryland.

Additional Information

The Company has filed a proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2013 Annual Meeting. Details concerning the nominees of the Company’s Board of Directors for election at the 2013 Annual Meeting are included in the Proxy Statement. This press release may be deemed to be solicitation material in respect of the 2013 Annual Meeting. In connection with the 2013 Annual Meeting the Company will file with, or furnish, to the SEC all additional relevant materials. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND

STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and stockholders may obtain a copy of the definitive Proxy Statement and other documents filed by the Company free of charge from the SEC’s website, www.sec.gov. The Company’s stockholders also may obtain, without charge, a copy of the definitive Proxy Statement and other relevant documents by directing a request by mail to Investor Relations, Exterran Holdings, Inc., 16666 Northchase Drive, Houston, Texas 77060, or from the Company’s website at www.exterran.com.

The Company and its directors and executive officers and certain other members of its management and employees may be deemed to participate in the solicitation of proxies in respect of the 2013 Annual Meeting. Additional information regarding the interests of such potential participants is included in the definitive Proxy Statement.

About Exterran Holdings

Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications. Exterran Holdings serves customers across the energy spectrum—from producers to transporters to processors to storage owners.  Headquartered in Houston, Texas, Exterran has approximately 10,000 employees and operates in approximately 30 countries. Exterran Holdings owns an equity interest, including all of the general partner interest, in Exterran Partners, L.P. (NASDAQ: EXLP), the leading provider of natural gas contract operations services to customers throughout the United States. For more information, visit www.exterran.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran Holdings’ control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: Exterran Holdings’ financial and operational strategies and ability to successfully effect those strategies; expectations regarding future economic and market conditions; Exterran Holdings’ financial and operational outlook and ability to fulfill that outlook; statements relating to the nominees to Exterran’s Board of Directors, including their expected contributions to the Board; and statements relating to the appointment of Messrs. Sotir and Hall as Executive Chairman of the Board and Vice Chairman of the Board and lead independent director, respectively, including their expected contributions to the Board.

While Exterran Holdings believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on Exterran Holdings and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; Exterran Holdings’ ability to timely and cost-effectively execute larger projects; changes in political or economic conditions in key operating markets, including international markets; any non-performance by third parties of their contractual obligations; changes in safety, health, environmental and other regulations; and the performance of Exterran Partners.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings’ Annual Report on Form 10-K for the year ended December 31, 2012, and those set forth from time to time in Exterran Holdings’ filings with the Securities and Exchange Commission, which are currently available at www.exterran.com.  Except as required by law, Exterran Holdings expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE

Exterran Holdings, Inc.